UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

250 Montgomery Street, 16th Floor,

San Francisco, California  94104

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02	Unregistered Sales of Equity Securities.

On April 25, 2014, the Company entered into a definitive agreement (the “Stock Purchase Agreement”) for the sale and issuance of 1,333,333 shares of Common Stock at a price per share of $0.06, resulting in total cash proceeds to the Company of $80,000 (the “Fifth Closing”).  Use of proceeds was partial repayment of debt and payments under a previously agreed litigation settlement with the balance of proceeds used for working capital and general corporate purposes. For each share of Common Stock purchased, the investors received a warrant to purchase 0.25 shares of Common Stock at a price of $0.08 per share, for a term of five years.  A total of 333,333 warrants were issued in the Fifth Closing.   The Fifth Closing was on identical terms and conditions to those of the First Closing as described in the Company’s Form 8-K dated April 2, 2014. The Stock Purchase Agreement is incorporated herein by reference.

No underwriters, underwriting discounts or commissions were involved in the Third or Fourth Closings.

Item 9.01(d)	Exhibits

10.49	Form of Stock Purchase Agreement dated April 25, 2014, incorporated herein by reference to the Company’s Current Report on Form 8-K dated April 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: May 1, 2014	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer